UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31650	01-0616769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of principal executive offices, including zip code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on November 5, 2013, Mindspeed Technologies, Inc., a Delaware corporation (“Mindspeed” or the “Company”), M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (“MACOM” or “Parent”), and Micro Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Acquisition Sub with and into the Company with the Company becoming a wholly owned subsidiary of Parent (the “Merger”) pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub commenced a cash tender offer to purchase all of the issued and outstanding shares of Mindspeed common stock, $0.01 par value per share (the “Shares” or the “Common Stock”), at a purchase price of $5.05 per Share, net to the holder thereof in cash (the “Offer Price”), without interest and less applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 19, 2013 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time in accordance with the Merger Agreement, constitute the “Offer”).

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2013, in connection with the Merger, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a first supplemental indenture (the “First Supplemental Indenture”) with respect to the Indenture dated as of June 19, 2012 (as amended by the First Supplemental Indenture, the “Indenture”), governing the Company’s 6.75% Convertible Senior Notes due 2017 (the “Notes”). Under the First Supplemental Indenture, the right to convert each $1,000 principal amount of Notes was changed to a right to convert such Notes based on the type and amount of consideration that the Holders (as defined in the Indenture) of a number of Shares equal to the principal amount of the Notes divided by the conversion price would have received in the Merger.

The foregoing description of the Indenture and the First Supplemental Indenture is not complete and is qualified in its entirety by reference to the Indenture filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ending June 29, 2012, filed by the Company on August 8, 2012, and the First Supplemental Indenture filed as Exhibit 10.1 hereto, each of which is incorporated by reference herein.

Item 1.02	Termination of a Material Agreement.

In connection with the transactions contemplated by the Merger Agreement, on December 17, 2013, the Company paid off its obligations owed under its Loan and Security Agreement, dated February 6, 2012 (the “SVB Agreement”), with Silicon Valley Bank and terminated the SVB Agreement. A description of the SVB Agreement is set forth in the Company’s Current Report on Form 8-K dated February 6, 2012, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of the day on December 17, 2013. Computershare Trust Company, N.A., the depositary, has advised that, as of that time, 30,773,328 Shares had been validly tendered and not properly withdrawn in the Offer, representing approximately 70.1% of the Shares outstanding at such time. All Shares that were validly tendered into the Offer and not properly withdrawn have been accepted for payment by Acquisition Sub.

On December 18, 2013, Parent consummated the Merger pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL. Acquisition Sub was merged with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was cancelled and converted into the right to receive the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes, except for (i) Shares owned by Parent, Acquisition Sub or the Company, or by any direct or indirect wholly-owned subsidiary of Parent, Acquisition Sub or the Company, which were cancelled without consideration and extinguished, (ii) Shares held by stockholders who properly exercised their appraisal rights under Delaware law, and (iii) shares of unvested restricted stock of the Company assumed by Parent in connection with the Merger.

Parent and Acquisition Sub funded the payment of Shares validly tendered in the Offer and pursuant to the Merger from a combination of Parent’s available cash together with draws on Parent’s existing revolving credit facility.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on November 5, 2013, incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Merger constitutes a Merger Event and the consummation of the Offer and the Merger each constitutes a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture) under the Indenture. The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is December 18, 2013, the date of the consummation of the Offer and the Merger. As a result of the Fundamental Change, each Holder (as defined in the Indenture) of the Notes shall have the right to require the Company to repurchase its Notes. In addition, as a result of the Make-Whole Fundamental Change, holders who convert their Notes at any time from and including December 18, 2013 up to, and including, the business day immediately prior to the Fundamental Change Repurchase Date (as defined in the Indenture) (such period, the “Make-Whole Fundamental Change Period”), shall be entitled to convert their Notes at an increased conversion rate as described below.

Pursuant to the Indenture, each Holder has the right, at the Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase date to be specified by the Company pursuant to the Indenture, in accordance with and subject to the satisfaction by the Holder of the requirements set forth in Section 3.01 of the Indenture, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date (unless the Fundamental Change Repurchase Date falls after the close of business on a Regular Record Date and on or prior to the close of business on the corresponding Interest Payment Date (each as defined in the Indenture) to which it relates, in which case the Company will pay the full interest amount payable on such Interest Payment Date to the record holder as of such Regular Record Date).

In accordance with Section 10.10 of the Indenture and Section 1.01 of the First Supplemental Indenture, Holders who surrender their Notes for conversion from and after the effective time of the Merger at any time when the Notes are convertible will receive cash equal to $1,294.87 per $1,000 principal amount of Notes, and will not receive any Shares. Because the consummation of the Offer and the Merger each constitute a Make-Whole Fundamental Change, the Conversion Rate for Notes surrendered for conversion any time during the Make-Whole Fundamental Change Period will be increased in accordance with Section 10.01(b) of the Indenture.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2013, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) of its intent to remove the Common Stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Common Stock. On December 18, 2013, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 1.01, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of Acquisition Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL, on December 18, 2013, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly-owned subsidiary of Parent. The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and in connection with the consummation of the transactions contemplated thereby, John Croteau, the sole director of the Acquisition Sub immediately prior to the Effective Time, was appointed to serve as the sole director on the Board of Directors of the Company (the “Board”) at the Effective Time, to hold office in accordance with the certificate of incorporation and bylaws of the Company until his respective successors are duly elected or appointed and qualified. In addition, each director of the Company immediately prior to the Effective Time resigned from and ceased serving as a director of the Board effective immediately prior to the Effective Time.

Information about Mr. Croteau is contained in the Offer to Purchase dated November 19, 2013 and filed by Parent and Acquisition Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on November 19, 2013, as subsequently amended, supplemented and restated, which information is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, and in connection with the consummation of the transactions contemplated thereby, Mr. Croteau and Conrad Gagnon, the executive officers of the Acquisition Sub immediately prior to the Effective Time, were appointed to serve as the executive officers of the Company. Consequently, the following executive officers of the Company have been removed from their position: Raouf Y. Halim, Stephen N. Ananias, Najabat H. Bajwa, Allison K. Musetich, Gerald J. Hamilton, Preetinder S. Virk, Abdelnaser M. Adas and Brandi R. Steege.

Information about Mr. Croteau and Mr. Gagnon is contained in the Offer to Purchase dated November 19, 2013 and filed by Parent and Acquisition Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on November 19, 2013, as subsequently amended, supplemented and restated, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, except Article I of the certificate of incorporation was amended and restated to read in its entirety as follows: “The name of the corporation is Mindspeed Technologies, Inc.”

Also pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety to read identically to the bylaws of Acquisition Sub as in effect immediately prior to the Effective Time, except the title of the bylaws was amended and restated in its entirety to read as follows: “By-Laws of Mindspeed Technologies, Inc.”

The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01	Other Events.

On December 18, 2013, Parent issued a press release announcing the expiration and results of the Offer and the expected consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Mindspeed Technologies, Inc., effective as of December 18, 2013.

3.2	Amended and Restated Bylaws of Mindspeed Technologies, Inc., effective as of December 18, 2013.

10.1	First Supplemental Indenture, dated as of December 18, 2013, to the Indenture, dated as of June 19, 2012, by and between Mindspeed Technologies, Inc. and Wells Fargo Bank, National Association.

20.1	Tender Offer Statement on Schedule TO filed by Parent and Acquisition Sub (incorporated by reference in its entirety as originally filed with the SEC on November 19, 2013).

99.1	Press release issued by Parent, dated December 18, 2013 (incorporated by reference to Exhibit (a)(5)(F) to Amendment No. 5 to the Schedule TO of Parent and Acquisition Sub filed with the SEC on December 18, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Dated: December 18, 2013	By:	/s/ Stephen N. Ananias
Stephen N. Ananias Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Mindspeed Technologies, Inc., effective as of December 18, 2013.

3.2	Amended and Restated Bylaws of Mindspeed Technologies, Inc., effective as of December 18, 2013.

10.1	First Supplemental Indenture, dated as of December 18, 2013, to the Indenture, dated as of June 19, 2012, by and between Mindspeed Technologies, Inc. and Wells Fargo Bank, National Association.

20.1	Tender Offer Statement on Schedule TO filed by Parent and Acquisition Sub (incorporated by reference in its entirety as originally filed with the SEC on November 19, 2013).

99.1	Press release issued by Parent, dated December 18, 2013 (incorporated by reference to Exhibit (a)(5)(F) to Amendment No. 5 to the Schedule TO of Parent and Acquisition Sub filed with the SEC on December 18, 2013).